Exhibit 99.1

Contact:
Ramses Erdtmann
Vice President of Finance
Phone: 408-215-3325

Pharmacyclics Reports Third Quarter Fiscal 2010 Financial Results

SUNNYVALE, Calif., May 5, 2010 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its third quarter ended March 31, 2010.

Total revenues recognized under GAAP in our most recent quarter was $2.1 million. Upon the signing of a drug supply agreement with Les Laboratories ("Servier") in the quarter ended December 31, 2009, the company began recognizing revenue from its collaboration agreement with Servier, which was entered into in April 2009.

The GAAP net loss for the third quarter of fiscal 2010 was $3.1 million, or $0.06 per share, compared to a net loss of $6.7 million, or $0.25 per share, in the third quarter of fiscal 2009. For a non GAAP presentation of the quarter, please see the attached analysis on the last two pages of this press release.

Total operating expenses were $5.3 million in the third quarter of fiscal 2010, including $0.5 million of share-based compensation expense. In the third quarter of 2009, total operating expenses were $6.4 million, including share-based compensation expense of $0.5 million. Excluding share-based compensation expense and a third quarter fiscal 2009 non-recurring expense of $1 million to Celera Corporation ("Celera"), total expenses were $4.8 million for the third quarter of fiscal 2010 compared to $4.9 million in the third quarter of fiscal 2009, a decrease of $0.1 million.

As of March 31, 2010, the company's cash, cash equivalents and marketable securities totaled $27.4 million compared to $16.3 million as of June 30, 2009. In April 2010, the company received final payment of $0.4 million from its collaboration partner Servier for the shipment of 10kg of its HDAC Inhibitor PCI-24781 and in May received from Servier the semi-annual research payment of $1 million. The company is expecting two additional research collaboration payments of $1 million each over the next twelve months from Servier. In addition the company has filed documents with the US Tax Authority for the repayment of French taxes in the amount of $0.55 million, which the company is expecting to receive before calendar year end 2010.

Most recently, Pharmacyclics participated in an oral presentation for its Btk program at the annual meeting of the American Association of Cancer Research (AACR) on April 20 in Washington, DC, describing the efficacy of the company's first-in-human, selective Btk inhibitor PCI-32765 in a mouse model of pancreatic cancer (Soucek et al). This oral presentation can be viewed on our website at: http://www.pharmacyclics.com/wt/page/btk_inhibitors_publications. Largely based on the work of Dr. Gerard Evan and others at UCSF, mast cells have emerged as an important component of the pro-inflammatory microenvironment, which is crucial for the physical expansion and maintenance of tumor growth (Nature Medicine 13 (10), p. 1211-18). Dr. Evan's lab tested the company's Btk Inhibitor PCI-32765 in his mouse pancreatic model (InsMycER + RIP-BclxL). In the model, PCI-32765 completely blocked mast cell degranulation, which led to tumor regression and vascular collapse. These results support the newly developing concept that mast cell inhibition could be beneficial for the treatment of mast cell dependent cancers, and PCI-32765 could open the way to clinical trials assessing this potential. Dr. Evan is now conducting follow-up experiments with PCI-32765 in other mouse models of mast cell-driven cancer. The mast cell inhibitory properties of Btk inhibitors may as well have applications outside of cancer, for example the treatment of allergies. Additionally at AACR, Pharmacyclics also participated in presenting four abstracts utilizing the company's HDAC molecule. For further information regarding the HDAC posters please go to our website at: http://www.pharmacyclics.com/wt/page/hdac_science.

The company's CEO and Chairman of the Board, Robert W. Duggan, stated, "we are enrolling our Btk oncology program according to plan. Our Btk autoimmune program has also progressed during this past quarter. We identified our clinical development candidate Btk Inhibitor PCI-45292 and plan to file an investigational new drug application in the first half of 2011. The Btk Inhibitor for autoimmune diseases, PCI-45292, is based on the chemical scaffold developed for the Btk Inhibitor PCI-32765, and is optimized for chronic dosing in non-oncology applications."

Mr. Duggan concluded: "As many of our shareholders know, we submitted our Btk inhibitor trial results in an abstract to be presented at the upcoming American Society for Clinical Oncology (ASCO) meeting on June 4-8, 2010. We are pleased to announce that our abstract was selected to be among the few to be presented in an Oral Session. Less than 5% of all abstracts submitted were selected for an oral presentation. The oral presentation will be on Saturday June 5th between 1:00 pm and 4:00 pm at ASCO in E354a. The Permanent Abstract ID is 8012. The abstract title is 'Btk inhibitor PCI-32765 monotherapy induces objective responses in patients with relapsed aggressive NHL: Evidence of antitumor activity from a phase I study'. ASCO's regulations require us not to disclose any information contained in this oral presentation prior to the meeting. In an effort to avoid a conflict we will hold a conference call after we release the pending Btk inhibitor clinical trial results at ASCO. A conference call is scheduled for Monday, June 7, 2010 at 8:30am EDT, we will provide you with dial-in numbers as we approach this event. We are anticipating to have clinical data on over 20 additional patients at that time and plan to provide a full update on the status of all the cohorts of our Phase I trial. In addition, we will provide a full update on each of our novel drug programs and respond to any questions presented regarding our business."

For further questions please contact Ramses Erdtmann, VP of Finance at: 408-215-3325.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, and includes operating and other expenses adjusted to exclude certain non-cash and non-recurring expenses. These measures are not in accordance with, or an alternative for generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. Among the items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures that we present are: non-cash interest expense associated with the loan from an affiliate of Robert W. Duggan; employee related non-cash expenses; pro-rata revenue related to prior services performed under the Servier Collaboration; the withholding tax related to the Servier transaction and the non-recurring payment to Celera in accordance with the Servier transaction. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided corresponding GAAP financial measures for comparative purposes.

About Pharmacyclics

Pharmacyclics(R) is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune mediated disease and cancer. Our mission and goal are worth repeating: to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs. To identify promising product candidates based on exceptional scientific development expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate. We exist to make a difference for the better and these are important times to do just that.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", "project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

PHARMACYCLICS, INC.
STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

Revenue
License, collaboration and milestone revenues(1)	$2,112	$-	$6,814	$-
Total revenues	2,112	-	6,814	-
Operating expenses:
Research and development(2)(3)	3,679	4,626	10,690	10,815
General and administrative(4)	1,577	1,789	4,875	7,102
Total operating expenses	5,256	6,415	15,565	17,917
Loss from operations	(3,144)	(6,415)	(8,751)	(17,917)
Interest and other income (expense), net(5)	21	(250)	15	(124)
Loss before benefit for income taxes	(3,123)	(6,665)	(8,736)	(18,041)
Benefit from Income Taxes(6)	-	-	550	-
Net loss	$(3,123)	$(6,665)	$(8,186)	$(18,041)

Basic and diluted net toss per share	$(0.06)	$(0.25)	$(0.17)	$(0.69)
Shares used to compute basic and diluted net loss per share	50,536	26,696	47,202	26,248

(1)	Includes $1,211 for the nine months ended March 31, 2010 related to the pro-rata portion of services performed under the Servier Collaboration arrangement prior to this fiscal year.
(2)	Includes a one time payment of $1,000 to Celera Corporation as part of the Servier License Agreement.
(3)
Includes stock based compensation of $224 for three months ended March 31, 2010 and of $200 for three months ended March 31, 2009. Includes stock based compensation of $598 for nine months ended March 31, 2010 and of $552 for nine months ended March 31, 2009.

(4)
Includes stock based compensation of $254 for three months ended March 31, 2010 and of $270 for three months ended March 31, 2009. Includes stock based compensation of $700 for nine months ended March 31, 2010 and of $2,369 for nine months ended March 31, 2009.

(5)
Includes accrued interest expense for the nine months ended March 31, 2010 and 2009, respectively, to be paid out for the loan to an affiliate of Robert W. Duggan of $22 and $17 and due to its below market interest rate the non-cash GAAP adjustment of $21 and $250 to a market interest rate.

(6)	Represents reclaiming French Withholding Tax of $550 paid on the $11,000 upfront payment received from Servier.

PHARMACYCLICS, INC.
CONDENSED BALANCE SHEETS
(unaudited) (in thousands)

	March 31, 2010	June 30, 2009
Assets
Cash, cash equivalents and marketable securities*	$27,391	$16,326
Other current assets	2,199	1,215
Total current assets	29,590	17,541
Property and equipment, net	462	470
Other noncurrent assets	318	290
	$30,370	$18,301
Liabilities and stockholders' equity (deficit)
Notes payable to related party	$-	$6,379
Deferred revenue - current portion	7,106	7,025
Other current liabilities	2,562	1,968
Total current liabilities	9,668	15,372
Deferred revenue - non-current portion	292	4,603
Other long term obligations	54	67
Total liabilities	10,014	20,042
Stockholders equity (deficit)	20,356	(1,741)
	$30,370	$18,301

* Marketable securities	$22,236	$1,792

PHARMACYCLICS, INC.
(a development stage enterprise)
Three Months ended March 31, 2010
Reconciliation of selected GAAP measures to non-GAAP measures(1)
(unaudited)(in thousands)

	Fiscal Q3 2010	Fiscal Q3 2009
NET LOSS per GAAP	$(3,123)	(6,665)

Adjustments:
Celera Corporation payment (2)	-	1,000
Reseach & Development stock-based compensation (3)	224	200
General & Administrative stock-based compensation (3)	254	270
	478	1,470

NET LOSS per non-GAAP	$(2,645)	$(5,195)

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP. See also "Use of non-GAAP Financial Measures" in this press release.

(2)	Includes a one time payment of $1,000 to Celera Corporation as part of the Servier License Agreement.
(3)	All share-based compensation was excluded for the non-GAAP Analysis.

PHARMACYCLICS, INC.
(a development stage enterprise)
Nine Months ended March 31, 2010
Reconciliation of selected GAAP measures to non-GAAP measures(1)
(unaudited)(in thousands)

	9 Months 2010	9 Months 2009
NET LOSS per GAAP	$(8,186)	$(18,041)

Adjustments:
Celera Research Payment(2)	-	1,000
Research & Development stock-based compensation (3)	598	552
General & Administrative stock-based compensation (3)	700	2,369
Interest Adjustment for related party loan (4)	21	250
Income Tax Adjustment (5)	(550)	-
	769	4,171

License and collaboration revenues (6)	(1,211)	-
	(1,211)	-

NET LOSS per non-GAAP	$(8,628)	$(13,870)

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP. See also "Use of non-GAAP Financial Measures" in this press release.

(2)	Includes a one time payment of $1,000 to Celera Corporation as part of the Servier License Agreement.
(3)	All share-based compensation was excluded for the non-GAAP Analysis.
(4)
Due to the below market interest rate of the related party loan, total GAAP interest expense includes non-cash interest expense of $21 and $250 for the nine months ended March 31, 2010 and 2009, respectively.

(5)	Represents a reclaiming of paid French Withholding Tax of $550 for the $11,000 upfront payment from Servier.
(6)	Represents the pro-rata portion of services performed under the Servier Collaboration arrangement prior to this fiscal year.